Exhibit 99.01
PROXY

                             DULANEY BANCORP, INC.
                        SPECIAL MEETING OF SHAREHOLDERS
                             ________________, 1998

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Dulaney Bancorp, Inc. ("Dulaney Bancorp") which the undersigned beneficially holds of record on ___________, 1998 and would be entitled to vote at the Special Meeting of Shareholders of Dulaney Bancorp, to be held at Dulaney National Bank, located at 415 Archer Avenue, Marshall, Illinois 62441, on ___________, 1998, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

      The Board of Directors of Dulaney Bancorp recommends a vote FOR approval of Proposal 1.

      1. Approval and adoption of the Merger of Dulaney Bancorp with an into Old National Bancorp ("ONB") pursuant to the Agreement of Affiliation and Merger ("Agreement"), dated November 5, 1998, between Dulaney Bancorp and ONB, pursuant to which each outstanding share of Dulaney Bancorp common stock will be converted into the right to receive 10.683 shares of ONB common stock, all as provided for in the Agreement.

               / / FOR            / / AGAINST           / / ABSTAIN

      2. In their discretion, on such other matters as may properly come before the Special Meeting.

                          Please sign on reverse side


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                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF DULANEY BANCORP. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:  _______________, 1998              ____________________________________
                                           (Signature of Shareholder)


                                           ____________________________________
                                           (Signature of Shareholder)


                                           Please sign exactly as your name
                                           appears on your stock certificates
                                           and on the label placed to the left.
                                           Joint owners should each sign
                                           personally. Trustees, guardians,
                                           executors and others signing in a
                                           representative capacity should
                                           indicate the capacity in which they
                                           sign.